JANUS
100 FILLMORE STREET
DENVER, COLORADO 80206-4928
PH: 303-333-3863
www.janus.com




                                                                   Exhibit 7(cc)

                            FORM OF LETTER AGREEMENT






                                                              ____________, 2002


Mr. Donald E. Colombo
Citibank, N.A.
Worldwide Securities Services
111 Wall Street, 16/2
New York, NY 10043


Dear Mr. Colombo,

Please be advised that Janus Investment Fund (the "Trust") has established Janus Institutional Cash Reserves Fund as a new series of the Trust. Pursuant to
Section 25(H) of the Custodian Contract dated March 15, 1999, as amended, between the Trust and Citibank, N.A. ("Citibank"), the Trust hereby requests confirmation that Citibank will act as custodian for the new series under the terms of the contract.

Please indicate your acceptance of the foregoing by executing two copies of this Letter Agreement, returning one copy to the Trust and retaining one copy for your records.


JANUS INVESTMENT FUND


By: ____________________________
    Kelley Abbott Howes
    Vice President



CITIBANK, N.A.


By: _____________________________


Agreed to this ____ day of __________, 2002


cc:   Glenn O'Flaherty
      Bonnie Howe
      Cindy Antonson